Filed Pursuant to Rule 424(b)(5)
 Registration No. 333-284496

PROSPECTUS SUPPLEMENT
(To Prospectus dated May 1, 2025)

Up to $125,000,000

Common Stock

We have entered into a Controlled Equity OfferingSM Sales Agreement, or the sales agreement, with Cantor Fitzgerald & Co., or Cantor, and Needham & Company, LLC, or Needham, relating to shares of our common stock, par value $0.0001 per share, offered by this prospectus supplement and the accompanying prospectus. Cantor and Needham are each referred to as an Agent and, collectively, as the Agents. In accordance with the terms of the sales agreement, from time to time we may offer and sell shares of our common stock having an aggregate offering price of up to $125.0 million to or through Cantor, acting as principal and/or sole designated sales agent.

Our common stock is listed on the Nasdaq Capital Market, or Nasdaq, under the symbol “MVST.” On October 1, 2025, the last reported sale price of our common stock was $4.18 per share.

Sales of our common stock, if any, under this prospectus supplement and the accompanying prospectus will be made in sales deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended, or the Securities Act. Subject to terms of the sales agreement, the Agents are not required to sell any specific number or dollar amount of securities but will act as our sales agents using commercially reasonable efforts consistent with their normal trading and sales practices to sell on our behalf all of the shares of common stock requested to be sold by us, on mutually agreed terms between the Agents and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

The compensation to any Agent for sales of our common stock sold pursuant to the sales agreement will be up to 3.0% of the gross proceeds of any shares of common stock sold under the sales agreement. See “Plan of Distribution” beginning on page S-18 for additional information regarding the Agents’ compensation. In connection with the sale of our common stock on our behalf, each Agent will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation paid to any Agent will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contributions to the Agents against certain civil liabilities, including liabilities under the Securities Act and the Securities Exchange Act of 1934, as amended, or the Exchange Act.

Investing in our common stock involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” on page S-4 of this prospectus supplement, and under similar headings in the documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement and the accompanying prospectus are truthful or complete. Any representation to the contrary is a criminal offense.

Cantor
Needham & Company

The date of this prospectus supplement is October 3, 2025

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

S- i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 (File No. 333-284496), as amended, that we have filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. By using a shelf registration statement, we may offer shares of our common stock having an aggregate offering price of up to $125.0 million from time to time under this prospectus supplement and the accompanying prospectus at prices and on terms to be determined by market conditions at the time of the offering.

Before buying any of the common stock that we are offering, we urge you to carefully read this prospectus supplement and the accompanying prospectus, together with the information incorporated by reference as described under the headings “Where You Can Find More Information” and “Information Incorporated by Reference” in this prospectus supplement. These documents contain important information that you should consider when making your investment decision. Unless the context requires otherwise or unless otherwise noted, all references in this prospectus supplement and the accompanying prospectus to “Microvast,” “Company,” “we,” “us” or “our” are to Microvast Holdings, Inc. and, as applicable, its subsidiaries.

This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering of common stock and also adds to, updates and changes information contained in the accompanying prospectus and the documents incorporated by reference. The second part is the accompanying prospectus, which gives more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent the information contained in this prospectus supplement differs from or conflicts with the information contained in the accompanying prospectus or any document incorporated by reference, the information in this prospectus supplement will control. If any statement in one of these documents is inconsistent with a statement in another document having a later date - for example, a document incorporated by reference into this prospectus supplement and the accompanying prospectus - the statement in the document having the later date modifies or supersedes the earlier statement.

We have not, and the Agents have not, authorized anyone to provide you with information different from that which is contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectus that we may authorize for use in connection with this offering. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give to you. No one is making offers to sell or seeking offers to buy these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus supplement is accurate as of the date on the front cover of this prospectus supplement only and that any information we have incorporated by reference or included in the accompanying prospectus is accurate only as of the date given in the document incorporated by reference or as of the date of the prospectus, as applicable, regardless of the time of delivery of this prospectus supplement, the accompanying prospectus, any related free writing prospectus, or any sale of our common stock. Our business, financial condition, results of operations and prospects may have changed since those dates.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into this prospectus supplement or the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were effective only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus supplement, the accompanying prospectus and the information incorporated herein and therein by reference include trademarks, servicemarks and tradenames owned by us or other companies. All trademarks, servicemarks and tradenames included or incorporated by reference in this prospectus supplement or the accompanying prospectus are the property of their respective owners.

S-1

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information about us and this offering and selected information contained elsewhere in or incorporated by reference into this prospectus supplement and the accompanying prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our common stock. For a more complete understanding of our company and this offering, we encourage you to read and consider carefully the more detailed information in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference into this prospectus supplement and the accompanying prospectus, and the information included in any free writing prospectus that we authorize for use in connection with this offering, including the information contained in and incorporated by reference under the heading “Risk Factors” beginning on page S-4 of this prospectus supplement, and under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus supplement and the accompanying prospectus.

Overview

Microvast Holdings, Inc. is an advanced battery technology company, headquartered in Stafford, Texas. We specialize in the design, development, and manufacturing of battery components and systems primarily for electric commercial vehicles and utility-scale energy storage systems.

Our mission is to accelerate the global transition to electrification by delivering innovative battery solutions that support the adoption of electric vehicles and renewable energy. A key strategic focus is to be in a position to lead U.S. domestic battery production, reducing reliance on overseas suppliers, and strengthening national energy independence. We believe continuous investment in our technology and operations will deliver long-term targeted revenue and income growth.

Through a vertically integrated approach, we have developed proprietary technologies spanning the entire battery system—from the core cell materials - including cathodes, anodes, electrolytes, and separators - to cells, modules, packs, energy storage containers, thermal management systems, battery management systems, high voltage control boxes, and more. Our advanced battery technologies and systems provide what we believe to be numerous advantages, ensuring high performance, safety and cost efficiency of our batteries across a wide range of applications.

Microvast, Inc. was initially incorporated in Texas in 2006, then re-incorporated as a Delaware corporation in December 2015. On July 23, 2021, Tuscan Holdings Corp., or Tuscan, a Delaware corporation established in November 2018 for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, or similar business combination with one or more businesses, consummated the acquisition of Microvast, Inc. pursuant to an Agreement and Plan of Merger dated February 1, 2021, by and among Tuscan, Microvast, Inc. and TSCN Merger Sub Inc., or the Business Combination. Following the Business Combination, we changed our name from Tuscan to “Microvast Holdings, Inc.”

Our principal executive offices are located at 12603 Southwest Freeway, Suite 300, Stafford, Texas 77477, and our telephone number is (281) 491-9505. Our website is https://microvast.com. The information posted on our website is not incorporated by reference into this prospectus supplement.

S-2

THE OFFERING

Common stock offered by us	Shares of our common stock having an aggregate offering price of up to $125.0 million.
Common stock to be outstanding after the offering	Up to 353,570,917 shares of our common stock, assuming sales of 29,904,306 shares of our common stock in this offering at an assumed offering price of $4.18 per share, which was the last reported sale price of our common stock on October 1, 2025. The actual number of shares issued will vary depending on how many shares of our common stock we choose to sell and the prices at which our common stock is sold under this offering.
Plan of Distribution	“At the market offering” that may be made from time to time to or through Cantor, acting as principal and/or sole designated sales agent. See “Plan of Distribution” on page S-18 of this prospectus supplement.
Use of Proceeds	We intend to use the net proceeds from this offering for general corporate purposes, which may include, among other things, paying or refinancing all or a portion of our indebtedness at the time, and funding acquisitions, capital expenditures and working capital. See “Use of Proceeds” on page S-10 of this prospectus supplement.
Risk Factors	Investing in our common stock involves a high degree of risk. See the information contained under the heading “Risk Factors” beginning on page S-4 of this prospectus supplement, on page 5 in the accompanying prospectus and in the documents incorporated by reference into this prospectus supplement and any free writing prospectus that we authorize for use in connection with this offering for a discussion of certain factors you should carefully consider before deciding to invest in shares of our common stock.
Nasdaq symbol	“MVST”

The number of shares of our common stock to be outstanding after this offering is based on 323,666,611 shares of our common stock outstanding as of June 30, 2025 and excludes the following securities issuable as of June 30, 2025:

•	29,020,343 shares of common stock issuable upon the exercise of outstanding stock options at a weighted-average exercise price of $5.72 per share;
•	4,014,008 shares of common stock issuable upon the vesting of restricted stock units and performance-based restricted stock units outstanding;
•	28,437,000 shares of common stock issuable upon the exercise of outstanding publicly-traded warrants and private placement warrants at an exercise price of $11.50 per share;
•	5,500,000 shares of common stock issuable upon the exercise of a warrant issued to Mr. Yang Wu, the Company’s Chief Executive Officer and Chairman, pursuant to a Loan and Security Agreement dated May 28, 2024, by and among Microvast Holdings, Inc., Microvast, Inc., certain subsidiaries of Microvast Holdings, Inc., Mr. Wu and Acquiom Agency Services LLC., or the Loan Agreement, at an exercise price of $2.00 per share; and
•	50,000,000 shares of common stock issuable upon the conversion of a convertible loan issued to Mr. Wu pursuant to the Loan Agreement.

S-3

RISK FACTORS

Investing in our securities involves risks. Before making an investment decision, you should carefully consider the risks and other information we include or incorporate by reference in this prospectus supplement and the accompanying prospectus, and in any free writing prospectus that we have authorized for use in connection with this offering. In particular, you should consider the risk factors described under the heading “Risk Factors” in our most recent Annual Report on Form 10-K, as may be revised or supplemented by our subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, each of which have been filed with the SEC and are incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. In addition to those risk factors, there may be additional risks and uncertainties of which are not currently known to us or that we currently deem immaterial. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

Risks Related to This Offering

If you purchase shares of common stock in this offering, you will suffer immediate and substantial dilution of your investment.

The price per share of our common stock in this offering may exceed the net tangible book value per share of our common stock outstanding prior to this offering. Therefore, if you purchase shares of our common stock in this offering, you may pay a price per share that substantially exceeds our net tangible book value per share after this offering. To the extent shares are issued under outstanding options at exercise prices lower than the price of our common stock in this offering, you will incur further dilution. Assuming that an aggregate of 29,904,306 shares of our common stock are sold at a price of $4.18 per share, the last reported sale price of our common stock on October 1, 2025, for aggregate proceeds to us of $120.87 million after deducting commissions and estimated aggregate offering expenses payable by us, you will experience immediate dilution of $2.84 per share, representing the difference between our as adjusted net tangible book value per share as of June 30, 2025 after giving effect to this offering and the assumed offering price. The exercise of outstanding stock options and warrants, and the vesting of outstanding restricted stock units and performance-based restricted stock units, may result in further dilution of your investment.  See the section entitled “Dilution” below for a more detailed illustration of the dilution you would incur if you participate in this offering.

It is not possible to predict the actual number of shares we will sell under the sales agreement, or the actual gross proceeds resulting from those sales.

Subject to certain limitations in the sales agreement and compliance with applicable law, we have the discretion to deliver a placement notice to Cantor at any time throughout the term of the sales agreement. The number of shares that are sold through Cantor after delivering a placement notice will fluctuate based on a number of factors, including the market price of the common stock during the sales period, the limits we set with Cantor in any applicable placement notice, and the demand for our common stock during the sales period. Actual gross proceeds may be less than $125.0 million, which may impact our future liquidity. Because the price per share of each share sold will fluctuate during the sales period, it is not currently possible to predict the number of shares that will be sold or the actual gross proceeds to be raised in connection with those sales.

The common stock offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold in this offering. In addition, there is no minimum sales price above par value or maximum sales price for shares to be sold in this offering. Investors may experience a decline in the value of the shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.

S-4

Management will have broad discretion as to the use of the proceeds from this offering, and uses may not improve our financial condition or market value.

Our management will have broad discretion as to the application of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of the offering. The failure by our management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business or cause the price of our common stock to decline. Our management may use the net proceeds for corporate purposes that may not improve our financial condition or market value.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may at any time, including during the pendency of this offering, offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering.

In addition, the sale of a substantial number of shares of our common stock or other equity-related securities in the public markets, or the perception that such sales could occur, could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities. We may sell large quantities of our common stock at any time pursuant to this prospectus supplement and the accompanying prospectus or in one or more separate offerings. We cannot predict the effect that future sales of common stock or other equity-related securities would have on the market price of our common stock.

Risks Related to Ownership of Common Stock

We are, and may continue to be, subject to short selling strategies and related public allegations, which could lead to declines in the price of our common stock and have a material adverse effect on our reputation and business operations.

Short selling is the practice of selling securities that the seller does not own, but rather has borrowed from a third party with the intention of buying identical securities back at a later date to return to the lender. The short seller hopes to profit from a decline in the value of the securities between the sale of the borrowed securities and the purchase of the replacement shares, as the short seller expects to pay less in that purchase than it received in the sale. To facilitate the decline in stock price, short sellers may engage in strategies to publish, or arrange for the publication of, opinions regarding the relevant issuer and its business prospects to create negative market momentum and generate profits for themselves after selling a stock short. Such short selling strategies have resulted in considerable selling of the targeted issuer’s shares in the market.

We are, and may in the future be, the subject of unfavorable allegations made by short sellers. For example, on June 25, 2025, we were the subject of negative commentary from a short seller that alleged, among other things, that we made misleading statements regarding our business, financial performance and prospects, operations at our production facilities, growth opportunities with partnerships and customers and relationship with government authorities. We may, in the future, become subject to additional unfavorable reports.

Any such allegations may be followed by periods of instability in the market price of our common stock and could have a significant adverse impact on our reputation. We may be constrained in the manner in which we can proceed against the relevant short seller by principles of freedom of speech, applicable federal or state law or issues of commercial confidentiality. In addition, any related inquiry or formal investigation from a governmental organization or other regulatory body, including any inquiry from the SEC or the U.S. Department of Justice, could result in a material diversion of our management’s time and could have a material adverse effect on our business and results of operations. Such a situation could be costly and time-consuming and could distract our management from operating our business.

S-5

We have not received any inquiry from any governmental agencies and no lawsuit has been filed against us relating to the allegations in the recent short seller report, but we cannot predict that there will not be any inquiries or lawsuits in the future, which may, at such time, have a material adverse effect on our business and results of operations. Even if such allegations are ultimately proven to be groundless, allegations against us could adversely impact our business and increase volatility and downward pressure on the price of our common stock.

S-6

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about our future results of operations and financial position, our operational performance, our anticipated growth and business strategy, our future capital expenditures and debt service obligations, the projected costs, prospects and plans and objectives of management for future operations, including regarding expected growth and demand for our batteries and energy storage solutions and introduction of new batteries and energy storage solutions, the adoption of such offerings by customers, our expectations relating to backlog, pipeline and contracted backlog, our ability to implement our remediation plan in connection with the material weakness in our internal control over financial reporting, current expectations relating to legal proceedings and anticipated impacts and benefits from the Inflation Reduction Act of 2022 as well as any other proposed or recently enacted legislation. In some cases, you may also identify forward-looking statements by words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “objective,” “plan,” “project,” “predict,” “outlook,” “should,” “will,” “would,” or the negative of these terms, or other comparable terminology intended to identify statements about the future. Such forward-looking statements are based upon the current beliefs and expectations of management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond our control. Actual results and the timing of events may differ materially from the results anticipated in these forward-looking statements.

In addition to factors identified in our Annual Report on Form 10-K filed with the SEC, the following factors, among others, could cause actual results and the timing of events to differ materially from the anticipated results or other expectations expressed in the forward-looking statements:

•	our ability to remain a going concern;
•	risk that we may not be able to execute our growth strategies or achieve profitability;
•	risk that we may be unable to meet our future capital requirements and we may require additional capital to support our business growth, and this capital might not be available on acceptable terms, or at all;
•	potential difficulties in maintaining manufacturing capacity and establishing expected mass manufacturing capacity in the future;
•	risks relating to delays, disruptions and quality control problems in our manufacturing operations;
•	restrictions in our existing and any future credit facilities;
•	risks of operations in China;
•	the effects of mechanics liens filed by contractors that we do not have sufficient funds to pay;
•	the effects of existing and future litigation;
•	changes in general economic conditions, including increases in interest rates and associated Federal Reserve policies, a potential economic recession, and the impact of inflation on our business;
•	changes in the highly competitive market in which we compete, including with respect to our competitive landscape, technology evolution or regulatory changes;
•	changes in availability and price of raw materials;
•	labor relations, including the ability to attract, hire and retain key employees and contract personnel;

S-7

•	heightened awareness of environmental issues and concern about global warming and climate change;
•	risk that we are unable to secure or protect our intellectual property;
•	risk that our customers or third-party suppliers are unable to meet their obligations fully or in a timely manner;
•	risks related to possible future reductions in pricing or order volume or loss of one or more of our significant customers;
•	risks relating to our status as a relatively low-volume purchaser as well as from supplier concentration and limited supplier capacity;
•	risk that our customers will adjust, cancel or suspend their orders for our products;
•	risks relating to our ability to attract new customers and retain existing customers;
•	risks related to our lengthy sales cycle for our products;
•	risk of product liability or regulatory lawsuits or proceedings relating to our products or services;
•	our ability to maintain and enhance our reputation and brand recognition;
•	the effectiveness of our information technology and operational technology systems and practices to detect and defend against evolving cyberattacks;
•	changing laws regarding cybersecurity and data privacy, and any cybersecurity threat or event;
•	the effects and associated cost of compliance with existing and future laws and governmental regulations, such as the Inflation Reduction Act of 2022;
•	risks relating to whether renewable energy technologies are suitable for widespread adoption or if sufficient demand for our offerings does not develop or takes longer to develop than we anticipate;
•	economic, financial and other impacts such as a pandemic, including global supply chain disruptions;
•	the impact of geopolitical events, including the ongoing conflicts between Russia and Ukraine and the Middle East; and
•	tariffs imposed on products from China imported into the United States may lead to increased costs and adversely impact our business.

Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond our control, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur, and actual results could differ materially from those projected in the forward-looking statements. Additionally, new risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties. As a result of these factors, the forward-looking statements in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein may not prove to be accurate. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances, or otherwise.

S-8

You should read this prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

S-9

USE OF PROCEEDS

We may issue and sell shares of our common stock having an aggregate offering price of up to $125.0 million from time to time. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will sell any shares under or fully utilize the sales agreement as a source of financing.

We intend to use the net proceeds from this offering for general corporate purposes, which may include, among other things, paying or refinancing all or a portion of our indebtedness at the time, and funding acquisitions, capital expenditures and working capital.

As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses of the proceeds, if any, from this offering. Accordingly, we will retain broad discretion over the use of any such proceeds. Pending application of the net proceeds as described above, we may either invest the proceeds in interest-bearing, investment-grade securities or deposit the proceeds in interest-bearing accounts.

S-10

U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a summary of the U.S. federal income tax considerations generally applicable to the ownership and disposition of our common stock. This summary is based upon U.S. federal income tax law as of the date of this prospectus supplement, which is subject to change or differing interpretations, possibly with retroactive effect. This summary does not discuss all aspects of U.S. federal income taxation that may be important to particular investors in light of their individual circumstances, including investors subject to special tax rules (e.g., financial institutions, insurance companies, broker-dealers, tax-exempt organizations (including private foundations), qualified foreign pension funds (or any entities all of the interests of which are held by a qualified foreign pension fund), taxpayers that have elected mark-to-market accounting, partnerships or other pass-through entities or arrangements for U.S. federal income tax purposes or holders of interests therein, regulated investment companies, real estate investment trusts, passive foreign investment companies, controlled foreign corporations, investors that will hold common stock as part of a straddle, hedge, conversion, or other integrated transaction for U.S. federal income tax purposes, persons required to accelerate the recognition of any item of gross income with respect to our common stock as a result of such income being recognized on an applicable financial statement, persons that own, or are deemed to own, more than five percent (5%) of our common stock (except to the extent specifically set forth below), persons deemed to sell our common stock under the constructive sale provisions of the Internal Revenue Code of 1986, as amended, or the Code, persons that acquired our common stock through the exercise of employee stock options or otherwise as compensation or through a tax-qualified retirement plan, certain former citizens or long-term residents of the United States or investors that have a functional currency other than the U.S. dollar), all of whom may be subject to tax rules that differ materially from those summarized below. In addition, this summary does not discuss other U.S. federal tax consequences (e.g., estate or gift tax), any state, local, or non-U.S. tax considerations or the Medicare tax or alternative minimum tax. In addition, this summary is limited to investors that will hold our common stock as a “capital asset” (generally, property held for investment) under the Code. No ruling from the Internal Revenue Service, or the IRS, has been or will be sought regarding any matter discussed herein. No assurance can be given that the IRS would not assert, or that a court would not sustain a position contrary to any of the tax aspects set forth below.

For purposes of this summary, a “U.S. Holder” is a beneficial holder of common stock who or that, for U.S. federal income tax purposes is:

●	an individual who is a U.S. citizen or resident of the U.S.;

●	a corporation or other entity treated as a corporation for U.S. federal income tax purposes created in, or organized under the law of, the U.S. or any state or political subdivision thereof;

●	an estate for which the income of is includible in gross income for U.S. federal income tax purposes regardless of its source; or

●	a trust (A) the administration of which is subject to the primary supervision of a U.S. court and which has one or more U.S. persons (within the meaning of the Code) who have the authority to control all substantial decisions of the trust or (B) that has in effect a valid election under applicable Treasury regulations to be treated as a U.S. person.

A “non-U.S. Holder” is a beneficial holder of common stock who or that is neither a U.S. Holder nor a partnership for U.S. federal income tax purposes.

If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds our common stock, the tax treatment of a partner, member or other beneficial owner in such partnership will generally depend upon the status of the partner, member or other beneficial owner, the activities of the partnership and certain determinations made at the partner, member or other beneficial owner level. If you are a partner, member or other beneficial owner of a partnership holding our common stock, you are urged to consult your tax advisor regarding the tax consequences of the ownership and disposition of our common stock.

S-11

THIS DISCUSSION OF U.S. FEDERAL INCOME TAX CONSIDERATIONS IS FOR GENERAL INFORMATION PURPOSES ONLY AND IS NOT TAX ADVICE. PROSPECTIVE HOLDERS SHOULD CONSULT THEIR TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME TAX CONSEQUENCES TO THEM OF OWNING AND DISPOSING OF OUR COMMON STOCK, AS WELL AS THE APPLICATION OF ANY STATE, LOCAL AND NON-U.S. INCOME, ESTATE AND OTHER TAX CONSIDERATIONS.

U.S. Holders

Taxation of Distributions

If we pay distributions of cash or other property to U.S. Holders of shares of our common stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. Holder’s adjusted tax basis in our common stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the common stock and will be treated as described under “U.S. Holders — Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock” below.

Dividends we pay to a U.S. Holder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends we pay to a non-corporate U.S. Holders will generally constitute “qualified dividends” that will be subject to tax at the maximum tax rate accorded to long-term capital gains.

Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock

A U.S. Holder will recognize gain or loss on the sale, taxable exchange or other taxable disposition of our common stock. Any such gain or loss will be capital gain or loss, and will be long-term capital gain or loss if the U.S. Holder’s holding period for the common stock so disposed of exceeds one year. The amount of gain or loss recognized will generally be equal to the difference between (1) the sum of the amount of cash and the fair market value of any property received in such disposition and (2) the U.S. Holder’s adjusted tax basis in its common stock so disposed of. A U.S. Holder’s adjusted tax basis in its common stock will generally equal the U.S. Holder’s acquisition cost less any prior distributions treated as a return of capital. The deductibility of capital losses is subject to limitations.

Backup Withholding and Information Reporting

Information reporting requirements generally will apply to distributions on our common stock and to the proceeds of a sale or other disposition of common stock paid or deemed paid by us to a U.S. Holder unless such U.S. Holder is an exempt recipient, such as a corporation. Backup withholding will apply to those payments if the U.S. Holder fails to provide the holder's taxpayer identification number, or certification of exempt status (generally a properly executed IRS Form W-9), or if the holder otherwise fails to comply with applicable requirements to establish an exemption.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a credit against a U.S. Holder’s U.S. federal income tax liability and may entitle such U.S. Holder to a refund, provided the required information is timely furnished to the IRS. U.S. Holders should consult their tax advisors regarding the application of information reporting and backup withholding to them.

Non-U.S. Holders

Taxation of Distributions

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In general, any distributions we make to a non-U.S. Holder of shares of our common stock, to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the non-U.S. Holder’s conduct of a trade or business within the U.S., we will be required to withhold tax from the gross amount of the dividend at a rate of 30%, unless such non-U.S. Holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E, as applicable). Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the non-U.S. Holder’s adjusted tax basis in its shares of our common stock and, to the extent such distribution exceeds the non-U.S. Holder’s adjusted tax basis, as gain realized from the sale or other disposition of the common stock, which will be treated as described under “Non-U.S. Holders — Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock” below. In addition, if we determine that we are classified as a “U.S. real property holding corporation” (see “Non-U.S. Holders — Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock and Warrants” below), we will withhold 15% of any distribution that exceeds our current and accumulated earnings and profits.

Dividends we pay to a non-U.S. Holder that are effectively connected with such non-U.S. Holder’s conduct of a trade or business within the U.S. (or, if an applicable tax treaty so requires, are attributable to a U.S. permanent establishment or fixed base maintained by the non-U.S. Holder) will generally not be subject to U.S. withholding tax, provided such non-U.S. Holder complies with certain certification and disclosure requirements (usually by providing an IRS Form W-8ECI). Instead, such dividends will generally be subject to U.S. federal income tax, net of certain deductions, at the same graduated individual or corporate rates applicable to U.S. Holders. If the non-U.S. Holder is a corporation, dividends that are effectively connected income may also be subject to a “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty).

Gain on Sale, Exchange or Other Taxable Disposition of Common Stock

A non-U.S. Holder will generally not be subject to U.S. federal income or withholding tax in respect of gain recognized on a sale, taxable exchange or other taxable disposition of our common stock unless:

●	the gain is effectively connected with the conduct of a trade or business by the non-U.S. Holder within the U.S. (and, if an applicable tax treaty so requires, is attributable to a U.S. permanent establishment or fixed base maintained by the non-U.S. Holder);

●	the non-U.S. Holder is an individual who is present in the U.S. for 183 days or more in the taxable year of disposition and certain other conditions are met; or

●	we are or have been a “U.S. real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the non-U.S. Holder held our common stock, and, in the case where shares of our common stock are regularly traded on an established securities market, the non-U.S. Holder has owned, directly or constructively, more than 5% of our common stock at any time within the shorter of the five-year period preceding the disposition or such non-U.S. Holder’s holding period for the shares of our common stock. There can be no assurance that our common stock will be treated as regularly traded on an established securities market for this purpose.

Gain described in the first bullet point above will be subject to tax at generally applicable U.S. federal income tax rates. Any gains described in the first bullet point above of a non-U.S. Holder that is a foreign corporation may also be subject to an additional “branch profits tax” at a 30% rate (or lower applicable treaty rate). Gain described in the second bullet point above will generally be subject to a flat 30% U.S. federal income tax (or lower applicable treaty rate). Non-U.S. Holders are urged to consult their tax advisors regarding possible eligibility for benefits under income tax treaties.

If the third bullet point above applies to a non-U.S. Holder, gain recognized by such holder on the sale, exchange or other disposition of our common stock will be subject to tax at generally applicable U.S. federal income tax rates. In addition, a buyer of our common stock from such holder may be required to withhold U.S. income tax at a rate of 15% of the amount realized upon such disposition. We will be classified as a U.S. real property holding corporation if the fair market value of our “U.S. real property interests” equals or exceeds 50% of the sum of the fair market value of our worldwide real property interests plus our other assets used or held for use in a trade or business, as determined for U.S. federal income tax purposes. We do not believe we currently are or will become a U.S. real property holding corporation; however, there can be no assurance in this regard. Non-U.S. Holders are urged to consult their tax advisors regarding the application of these rules.

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Backup Withholding and Information Reporting

Information returns may be filed with the IRS in connection with the distributions paid on our common stock and the proceeds received from the sale or other disposition of our common stock. Copies of these information returns may be made available under the provisions of a specific treaty or other agreement to tax authorities of the country in which a non-U.S. Holder resides. A non-U.S. Holder may have to comply with certification procedures to establish that it is not a U.S. person in order to avoid certain information reporting requirements. Backup withholding (currently at a 24% rate) may apply to such payments if the non-U.S. Holder does not provide the applicable withholding agent a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable or successor form) certifying as to its non-U.S. status and certain other conditions are met, or otherwise establishes an exemption, provided that the applicable withholding agent does not have actual knowledge or reason to know the holder is a U.S. person.

We are required to report annually to the IRS the amount of any dividends paid to a non-U.S. Holder, regardless of whether we actually withheld any tax. Copies of the information returns reporting such dividends and the amount withheld may also be made available to the tax authorities in the country in which the non-U.S. Holder resides under the provisions of an income tax treaty or other agreement between the United States and the tax authorities in such country. In addition, proceeds from the disposition by a non-U.S. Holder of our common stock that is transacted within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting if the applicable withholding agent receives the certification described above and does not have actual knowledge or reason to know that such holder is a United States person, or the holder otherwise establishes an exemption. Proceeds of a disposition of our common stock conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a credit against a non-U.S. Holder’s U.S. federal income tax liability and may entitle such non-U.S. holder to a refund, provided the required information is timely furnished to the IRS. Non-U.S. Holders should consult their tax advisors regarding the application of information reporting and backup withholding to them.

Foreign Account Tax Compliance Act

Sections 1471 through 1474 of the Code and the Treasury Regulations and administrative guidance promulgated thereunder, commonly referred to as the Foreign Account Tax Compliance Act or FATCA, generally impose withholding at a rate of 30% in certain circumstances on dividends in respect of our common stock which is held by or through certain foreign financial institutions (including investment funds), unless any such institution: (1) enters into, and complies with, an agreement with the IRS to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments, or (2) if required under an intergovernmental agreement between the U.S. and an applicable foreign country, reports such information to its local tax authority, which will exchange such information with the U.S. authorities. An intergovernmental agreement between the U.S. and an applicable foreign country may modify these requirements. Accordingly, the entity through which our common stock is held will affect the determination of whether such withholding is required. Similarly, dividends in respect of our common stock held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exceptions will generally be subject to withholding at a rate of 30%, unless such entity either: (1) certifies to us or the applicable withholding agent that such entity does not have any “substantial U.S. owners” or (2) provides certain information regarding the entity’s “substantial U.S. owners,” which will in turn be provided to the U.S. Department of Treasury. Prospective investors should consult their tax advisors regarding the possible implications of FATCA on their investment in our common stock.

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DILUTION

If you invest in our common stock in this offering, your ownership interest will be diluted immediately to the extent of the difference between the public offering price per share of common stock and the as adjusted net tangible book value per share of common stock after this offering.

Our net tangible book value as of June 30, 2025 was approximately $353.7 million, or $1.09 per share of common stock. We calculate net tangible book value per share by dividing the net tangible book value, which is tangible assets less total liabilities, by the number of outstanding shares of our common stock. Dilution represents the difference between the portion of the amount per share paid by purchasers of shares in this offering and the as adjusted net tangible book value per share of common stock immediately after giving effect to this offering.

After giving effect to the assumed sale by us of our common stock in the aggregate amount of $125.0 million in this offering at an assumed offering price of $4.18 per share, which was the last reported sale price of our common stock on October 1, 2025, and after deducting commissions and estimated aggregate offering expenses payable by us, our as adjusted net tangible book value as of June 30, 2025 would have been approximately $474.60 million, or $1.34 per share of common stock. This represents an immediate increase in net tangible book value per share of $0.25 to our existing stockholders and immediate dilution per share of $2.84 to new investors purchasing common stock in this offering. The following table illustrates this dilution on a per share basis to new investors participating in this offering.

Assumed public offering price per share of common stock		$4.18
Net tangible book value per share as of June 30, 2025	$1.09
Increase in net tangible book value per share attributable to new investors purchasing shares in this offering	$0.25
As adjusted net tangible book value per share after giving effect to this offering		$1.34
Dilution per share to new investors in this offering		$2.84

The table above assumes, for illustrative purposes, that an aggregate of 29,904,306 shares of our common stock are sold at a price of $4.18 per share, the last reported sale price of our common stock on October 1, 2025, for aggregate gross proceeds of $125.0 million. The shares sold in this offering, if any, will be sold from time to time at various prices. An increase of $1.00 per share in the price at which the shares are sold from the assumed offering price of $4.18 per share shown in the table above, assuming all of our common stock in the aggregate amount of $125.0 million during the term of the sales agreement is sold at that price, would result in an increase in the dilution in net tangible book value per share to new investors in this offering to $1.36 per share, after deducting commissions and estimated aggregate offering expenses payable by us. A decrease of $1.00 per share in the price at which the shares are sold from the assumed offering price of $4.18 per share shown in the table above, assuming all of our common stock in the aggregate amount of $125.0 million during the term of the sales agreement is sold at that price, would result in a decrease in the dilution in net tangible book value per share to new investors in this offering to $1.30 per share, after deducting commissions and estimated aggregate offering expenses payable by us. This information is supplied for illustrative purposes only and may differ based on the actual offering price and the actual number of shares offered.

The number of shares of our common stock to be outstanding after this offering is based on 323,666,611 shares of our common stock outstanding as of June 30, 2025 and excludes the following securities issuable as of June 30, 2025:

•	29,020,343 shares of common stock issuable upon the exercise of outstanding stock options at a weighted-average exercise price of $5.72 per share;
•	4,014,008 shares of common stock issuable upon the vesting of restricted stock units and performance-based restricted stock units outstanding;
•	28,437,000 shares of common stock issuable upon the exercise of outstanding publicly-traded warrants and private placement warrants at an exercise price of $11.50 per share;

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•	5,500,000 shares of common stock issuable upon the exercise of a warrant issued to Mr. Yang Wu, the Company’s Chief Executive Officer and Chairman, pursuant to the Loan Agreement, at an exercise price of $2.00 per share; and
•	50,000,000 shares of common stock issuable upon the conversion of a convertible loan issued to Mr. Wu pursuant to the Loan Agreement.

To the extent that outstanding stock options or warrants are exercised, outstanding restricted stock units or performance-based restricted stock units are vested, new options or other equity awards are issued under our equity incentive plans, or we issue additional shares of common stock or other equity or equity-based securities in the future, investors purchasing shares in this offering could experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or equity-based securities, the issuance of these securities could result in further dilution to our stockholders.

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PLAN OF DISTRIBUTION

We have entered into the sales agreement with Cantor and Needham. Pursuant to this prospectus supplement, we may offer and sell shares of our common stock having an aggregate gross sales price of up to $125.0 million from time to time to or through Cantor, acting as principal and/or sole designated sales agent. A copy of the sales agreement will be filed as an exhibit to a Current Report on Form 8-K and will be incorporated by reference into this prospectus supplement.

Upon delivery of a placement notice to an Agent and subject to the terms and conditions of the sales agreement, such Agent may sell shares of our common stock by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act. We may instruct the Agents not to sell shares of our common stock if the sales cannot be effected at or above the price designated by us from time to time. We or the Agents may suspend the offering of shares of our common stock upon notice and subject to other conditions.

We will pay the Agents’ commissions, in cash, for their respective services in acting as agents in the sale of our common stock. The Agents will be entitled to compensation at a commission rate of up to 3.0% of the gross proceeds of any shares of common stock sold under the sales agreement. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We have also agreed to reimburse the Agents for certain reasonable and documented expenses, including the fees and disbursements of their legal counsel in an amount not to exceed (a) $100,000 in connection with the execution of the sales agreement, (b) $15,000 per calendar quarter thereafter pursuant to the terms of the sales agreement and (c) $50,000 for each program “refresh” (filing of a new registration statement, prospectus or prospectus supplement relating to the common stock and/or an amendment to the sales agreement) executed pursuant to the sales agreement. We estimate that the total expenses for the offering, excluding compensation and reimbursements payable to the Agents under the terms of the sales agreement, will be approximately $385,000.

Settlement for sales of shares of our common stock will occur on the first trading day following the date on which any sales are made, or on some other date that is agreed upon by us and Cantor in connection with a particular transaction, in return for payment of the net proceeds to us. Sales of our common stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and Cantor may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

Cantor will use its commercially reasonable efforts, consistent with its sales and trading practices, to solicit offers to purchase shares of our common stock under the terms and subject to the conditions set forth in the sales agreement. In connection with the sale of our shares of common stock on our behalf, each of the Agents will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of the Agents will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to each Agent against certain civil liabilities, including liabilities under the Securities Act.

The offering of shares of our common stock pursuant to the sales agreement will terminate upon the termination of the sales agreement as permitted therein. We and the Agents may each terminate the sales agreement at any time upon ten days’ prior notice.

The Agents and their respective affiliates may in the future provide various investment banking, commercial banking and other financial services to us and our affiliates, for which services they may in the future receive customary fees. To the extent required by Regulation M under the Exchange Act, the Agents will not engage in any market making activities involving our common stock while the offering is ongoing under this prospectus supplement.

This prospectus supplement and the accompanying prospectus may be made available in electronic format on a website maintained by each of the Agents, and each of the Agents may distribute this prospectus supplement and the accompanying prospectus electronically.

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LEGAL MATTERS

Allen Overy Shearman Sterling US LLP, Houston, Texas, will pass upon the validity of the shares of common stock offered hereby. The Agents are being represented in connection with this offering by DLA Piper LLP (US), New York, New York.

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EXPERTS

The financial statements of Microvast Holdings, Inc. as of December 31, 2024 and 2023, and for each of the three years in the period ended December 31, 2024, incorporated by reference in this prospectus, and the effectiveness of Microvast Holdings, Inc.’s internal control over financial reporting as of December 31, 2024 have been audited by Deloitte Touche Tohmatsu Certified Public Accountants LLP, an independent registered public accounting firm, as stated in their reports which express an unqualified opinion on the financial statements and an adverse opinion on the effectiveness of Microvast Holdings, Inc.’s internal control over financial reporting. Such financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

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WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement and the accompanying prospectus is part of a registration statement on Form S-3 that we filed with the SEC and does not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith. The full registration statement may be obtained from the SEC or us, as provided below. Statements in this prospectus supplement and the accompanying prospectus about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided below.

We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC as required by the Exchange Act. You can read our SEC filings, including this prospectus supplement, over the Internet at the SEC’s website at http://www.sec.gov.

Our website address is https://microvast.com. Through our website, we make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC, including our Annual Reports on Form 10-K; our proxy statements for our annual and special stockholder meetings; our Quarterly Reports on Form 10-Q; our Current Reports on Form 8-K; Forms 3, 4, and 5 and Schedules 13D with respect to our securities filed on behalf of our directors and our executive officers; and amendments to those documents. The information contained on, or that may be accessed through, our website is not a part of, and is not incorporated into, this prospectus supplement or the accompanying prospectus.

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INFORMATION INCORPORATED BY REFERENCE

The SEC rules allow us to “incorporate by reference” information into this prospectus supplement and accompanying prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement and accompanying prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus supplement or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or a subsequently filed document incorporated by reference modifies or replaces that statement.

We incorporate by reference into this prospectus supplement and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC:

•	incorporated documents are considered part of this prospectus;
•	we are disclosing important information to you by referring you to those documents; and
•	information we file with the SEC will automatically update and supersede information contained in this prospectus.

We incorporate by reference the documents listed below:

•	our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 31, 2025;
•	our Quarterly Reports on Form 10-Q for the quarters ended June 30, 2024, September 30, 2024, March 31, 2025, and June 30, 2025, filed with the SEC on August 9, 2024 (as amended on Form 10-Q/A filed with the SEC on March 31, 2025), November 12, 2024 (as amended on Form 10-Q/A filed with the SEC on March 31, 2025), May 12, 2025 and August 11, 2025, respectively;
•	our Current Reports on Form 8-K filed with the SEC on February 6, 2025, March 17, 2025, March 20, 2025, April 9, 2025, August 1, 2025 and August 8, 2025; and

•	the description of our common stock set forth in our Registration Statement on Form 8-A (File No. 001-38826), filed with the SEC under Section 12(b) of the Exchange Act on March 4, 2019, including any amendments or reports filed for the purpose of updating such description, including the description of our common stock contained in Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on April 1, 2024.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, until we sell all of the shares covered by this prospectus supplement or prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, are also incorporated by reference into this prospectus supplement and deemed to be part of this prospectus supplement from the date of the filing of such reports and documents.

We hereby undertake to provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus supplement is delivered, upon written or oral request of any such person, a copy of any and all of the information that has been incorporated by reference in this prospectus supplement, other than exhibits to such documents, unless such exhibits have been specifically incorporated by reference thereto. Requests for such copies should be directed to our Investor Relations department, at the following address: Microvast Holdings, Inc., 12603 Southwest Freeway, Suite 300, Stafford, Texas 77477.

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PROSPECTUS

MICROVAST HOLDINGS, INC.

$250,000,000

Common Stock

Preferred Stock

Warrants

Units

___________________

We may offer and sell the securities listed above from time to time in one or more classes or series and in amounts, at prices and on terms that we will determine at the time of the offering. The aggregate initial offering price of the securities that we will offer will not exceed $250,000,000.

In addition, the selling stockholder named in this prospectus may, from time to time, in one or more offerings, offer and sell up to 5,500,000 shares of our common stock. We will not receive any proceeds from any sale of shares of our common stock by the selling stockholder. For a more detailed discussion of the selling stockholder, please read “Selling Stockholder.”

Our common stock and public warrants are traded on The Nasdaq Stock Market LLC (“Nasdaq”) under the symbols “MVST” and “MVSTW,” respectively. On April 24, 2025, the last reported sales price of our common stock was $2.15 per share, and the last reported sales price of our public warrants was $0.22 per warrant.

This prospectus describes the general manner in which these securities may be offered and sold. If necessary, the specific manner in which these securities may be offered and sold will be described in one or more supplements to this prospectus. Any prospectus supplement may add, update or change information contained in this prospectus. You should carefully read this prospectus, and any applicable prospectus supplement, as well as the documents incorporated by reference herein or therein before you invest in any of our securities.

The securities may be offered and sold on a delayed or continuous basis directly by us or the selling stockholder through agents, underwriters or dealers as designated from time to time, through a combination of these methods or any other method as provided in the applicable prospectus supplement. See “Plan of Distribution.” The prospectus supplement will list any agents, underwriters or dealers that may be involved and the compensation they will receive.

___________________

You should carefully read this prospectus and any accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest in any of our securities.

Investing in our securities involves risks. Please see “Risk Factors” beginning on page 5 of this prospectus for a discussion of certain risks that you should consider in connection with an investment in the securities.

Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

___________________

The date of this prospectus is May 1, 2025.

Table of Contents

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under the shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $250,000,000. In addition, the selling stockholder named in this prospectus may sell up to 5,500,000 shares of our common stock as described in this prospectus in one or more offerings. Unless the context requires otherwise or unless otherwise noted, all references in this prospectus or any accompanying prospectus supplement to “Microvast,” “Company,” “we,” “us” or “our” are to Microvast Holdings, Inc. and, as applicable, its subsidiaries.

This prospectus provides you with a general description of the securities we or the selling stockholder may offer. Each time we or the selling stockholder, if applicable, sell securities pursuant to the registration statement of which this prospectus forms a part, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) may also add, update or change information contained in this prospectus. You should carefully read this prospectus, any applicable prospectus supplement and related free writing prospectus, together with additional information described under the heading “Where You Can Find More Information” before you invest in any of these securities.

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized any dealer, salesperson or other person to provide you with additional or different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus and any prospectus supplement are not an offer to sell or the solicitation of an offer to buy any securities other than the securities to which they relate and are not an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. You should not assume that the information in this prospectus or any prospectus supplement or in any document incorporated by reference in this prospectus or any prospectus supplement is accurate as of any date other than the date of the document containing the information. Some of the market and industry data contained or incorporated by reference in this prospectus are based on independent industry publications or other publicly available information, while other information is based on internal studies. Although we believe that these independent sources and our internal data are reliable as of their respective dates, the information contained in them has not been independently verified. As a result, you should be aware that the market and industry data contained or incorporated by reference in this prospectus, and beliefs and estimates based on such data, may not be reliable.

You should read carefully the entire prospectus, as well as the documents incorporated by reference in the prospectus and the applicable prospectus supplement, before making an investment decision.

1

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about our future results of operations and financial position, our operational performance, our anticipated growth and business strategy, our future capital expenditures and debt service obligations, the projected costs, prospects and plans and objectives of management for future operations, including regarding expected growth and demand for our batteries and energy storage solutions and introduction of new batteries and energy storage solutions, the adoption of such offerings by customers, our expectations relating to backlog, pipeline and contracted backlog, our ability to implement our remediation plan in connection with the material weakness in our internal control over financial reporting, current expectations relating to legal proceedings and anticipated impacts and benefits from the Inflation Reduction Act of 2022 as well as any other proposed or recently enacted legislation. In some cases, you may also identify forward-looking statements by words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “objective,” “plan,” “project,” “predict,” “outlook” “should,” “will,” “would,” or the negative of these terms, or other comparable terminology intended to identify statements about the future. Such forward-looking statements are based upon the current beliefs and expectations of management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond our control. Actual results and the timing of events may differ materially from the results anticipated in these forward-looking statements.

In addition to factors identified in our Annual Report on Form 10-K filed with the SEC, the following factors, among others, could cause actual results and the timing of events to differ materially from the anticipated results or other expectations expressed in the forward-looking statements:

•	our ability to remain a going concern;

•	risk that we may not be able to execute our growth strategies or achieve profitability;

•	risk that we may be unable to meet our future capital requirements and we may require additional capital to support our business growth, and this capital might not be available on acceptable terms, or at all;

•	potential difficulties in maintaining manufacturing capacity and establishing expected mass manufacturing capacity in the future;

•	risks relating to delays, disruptions and quality control problems in our manufacturing operations;

•	restrictions in our existing and any future credit facilities;
•	risks of operations in China;
•	the effects of mechanics liens filed by contractors that we do not have sufficient funds to pay;
•	the effects of existing and future litigation;
•	changes in general economic conditions, including increases in interest rates and associated Federal Reserve policies, a potential economic recession, and the impact of inflation on our business;
•	changes in the highly competitive market in which we compete, including with respect to our competitive landscape, technology evolution or regulatory changes;
•	changes in availability and price of raw materials;
•	labor relations, including the ability to attract, hire and retain key employees and contract personnel;
•	heightened awareness of environmental issues and concern about global warming and climate change;
•	risk that we are unable to secure or protect our intellectual property;
•	risk that our customers or third-party suppliers are unable to meet their obligations fully or in a timely manner;

•	risks related to possible future reductions in pricing or order volume or loss of one or more of our significant customers;

•	risks relating to our status as a relatively low-volume purchaser as well as from supplier concentration and limited supplier capacity;

•	risk that our customers will adjust, cancel or suspend their orders for our products;

•	risks relating to our ability to attract new customers and retain existing customers;

•	risks related to our lengthy sales cycle for our products;

•	risk of product liability or regulatory lawsuits or proceedings relating to our products or services;

•	our ability to maintain and enhance our reputation and brand recognition;

•	the effectiveness of our information technology and operational technology systems and practices to detect and defend against evolving cyberattacks;

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•	changing laws regarding cybersecurity and data privacy, and any cybersecurity threat or event;
•	the effects and associated cost of compliance with existing and future laws and governmental regulations, such as the IRA;

•	risks relating to whether renewable energy technologies are suitable for widespread adoption or if sufficient demand for our offerings does not develop or takes longer to develop than we anticipate;
•	economic, financial and other impacts such as a pandemic, including global supply chain disruptions; and
•	the impacts of geopolitical events, including the ongoing conflicts between Russia and Ukraine and the Middle East.

Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond our control, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur, and actual results could differ materially from those projected in the forward-looking statements. Additionally, new risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties. As a result of these factors, the forward-looking statements in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein may not prove to be accurate. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances, or otherwise.

You should read this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

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THE COMPANY

Microvast Holdings, Inc. is an advanced battery technology company, headquartered in Stafford, Texas. We specialize in the design, development, and manufacturing of battery components and systems primarily for electric commercial vehicles and utility-scale energy storage systems (“ESS”).

Our mission is to accelerate the global transition to electrification by delivering innovative battery solutions that support the adoption of electric vehicles and renewable energy. A key strategic focus is to be in a position to lead U.S. domestic battery production, reducing reliance on overseas suppliers, and strengthening national energy independence. We believe continuous investment in our technology and operations will deliver long-term targeted revenue and income growth.

Through a vertically integrated approach, we have developed proprietary technologies spanning the entire battery system—from the core cell materials - including cathodes, anodes, electrolytes, and separators - to cells, modules, packs, energy storage containers, thermal management systems, battery management systems, high voltage control boxes, and more. Our advanced battery technologies and systems provide what we believe to be numerous advantages, ensuring high performance, safety and cost efficiency of our batteries across a wide range of applications.

Microvast, Inc. was initially incorporated in Texas in 2006, then re-incorporated as a Delaware corporation in December 2015. On July 23, 2021, Tuscan Holdings Corp. (“Tuscan”) a Delaware corporation established in November 2018 for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, or similar business combination with one or more businesses, consummated the acquisition of Microvast, Inc. pursuant to an Agreement and Plan of Merger dated February 1, 2021, between Tuscan, Microvast, Inc. and TSCN Merger Sub Inc. (the “Business Combination”). Following the Business Combination, we changed our name from Tuscan to “Microvast Holdings, Inc.”

Our principal executive offices are located at 12603 Southwest Freeway, Suite 300, Stafford, Texas 77477, and our telephone number is (281) 491-9505. Our website is https://microvast.com. The information posted on our website is not incorporated by reference into this prospectus or any applicable prospectus supplement.

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RISK FACTORS

Investing in any of our securities involves significant risks. Before you make a decision to buy our securities, in addition to the risks and uncertainties discussed above under “Forward-Looking Statements,” you should carefully consider the specific risks set forth under the heading “Risk Factors” under Item 1A of Part I of our Annual Report on Form 10-K filed with the SEC, any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained or incorporated by reference to this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in any applicable prospectus supplement and any applicable free writing prospectus before acquiring any of such securities. If any of these risks actually occur, it may materially harm our business, financial condition, liquidity and results of operations. As a result, the market price of our securities could decline, and you could lose all or part of your investment. Additionally, the risks and uncertainties described in this prospectus, any prospectus supplement or any documents incorporated by reference herein are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may become material and adversely affect our business. For more information, see “Where You Can Find More Information” and “Information Incorporated by Reference.”

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USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, information incorporated by reference or related free writing prospectus, we intend to use the net proceeds from the sale of securities for general corporate purposes, which may include the repayment or refinancing of all or a portion of any indebtedness outstanding at a particular time, increasing our working capital, acquisitions and capital expenditures.

We will not receive any proceeds from the sale of the common stock offered by the selling stockholder.

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DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is a summary and does not purport to be complete. It is subject to and qualified in its entirety by reference to our Second Amended and Restated Certificate of Incorporation (our “Charter”), our Amended and Restated Bylaws (our “Bylaws”), the Stockholders’ Agreement entered on July 26, 2021, the Registration Rights and Lockup Agreement entered into on July 26, 2021, and the applicable provisions of the General Corporation Law of the State of Delaware (the “DGCL”), as applicable.

We have authorized the issuance of 800,000,000 shares of capital stock, consisting of 750,000,000 shares of common stock, par value $0.0001 per share, and 50,000,000 shares of preferred stock, par value $0.0001 per share.

Common Stock

Our common stock is traded on The Nasdaq Stock Market LLC (“Nasdaq”) under the symbol “MVST.” On April 22, 2025, there were 325,588,726 outstanding shares of common stock held by 93 stockholders of record.

Voting Rights. Each holder of common stock is entitled to one vote for each share of common stock held of record by such holder on all matters on which stockholders generally are entitled to vote. The holders of shares of common stock will vote together as a single class (or, if the holders of one or more outstanding series of preferred stock are entitled to vote together with the holders of common stock as a single class, together with the holders of such other series of preferred stock) on all matters submitted to a vote of our stockholders generally. Generally, all matters to be voted on by stockholders must be approved by a majority (or, (1) in the case of election of directors, by a plurality and (2), in the case of amendment of the Charter, so long as Mr. Yang Wu (“Mr. Wu”) maintains beneficial ownership of at least 10% of the total voting power of all the outstanding shares of the Company entitled to vote generally in the election of directors, by a vote of at least 75%) of the votes entitled to be cast by all stockholders present in person or represented by proxy, voting together as a single class. Notwithstanding the foregoing, to the fullest extent permitted by law, holders of common stock, as such, will have no voting power with respect to, and will not be entitled to vote on, any amendment to the Charter (including any certificate of designations relating to any series of preferred stock) that relates solely to the terms of one or more outstanding series of preferred stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to the Charter (including any certificate of designations relating to any series of preferred stock) or pursuant to the DGCL.

Dividend Rights. Subject to preferences that may be applicable to any outstanding series of preferred stock or any other outstanding class or series of stock, the holders of shares of common stock are entitled to receive such dividends or distributions, if any, as may be declared from time-to-time by the Board of Directors (the “Board”) out of funds or assets legally available therefor.

Rights upon Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company’s affairs, the holders of common stock are entitled to the assets remaining after payment of the Company’s debts and other liabilities, subject to prior distribution rights of preferred stock or any class or series of stock having a preference over the common stock, then outstanding, if any.

Other Rights. The holders of common stock have no preemptive, preferential, or similar rights with respect to issuances of shares of stock of the Company. There are no redemption provisions or sinking fund provisions applicable to the common stock. The rights, preferences and privileges of holders of common stock will be subject to those of the holders of any shares of preferred stock the Company may issue in the future.

Preferred Stock

No shares of preferred stock have been issued. The Charter authorizes the Board to establish one or more series of preferred stock. Unless required by law or any stock exchange, the authorized shares of preferred stock will be available for issuance without further action by the holders of common stock. The Board has the discretion to determine the powers, preferences and relative, participating, optional and other special rights, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock.

The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of the Company without further action by the stockholders. Additionally, the issuance of preferred stock may adversely affect the holders of common stock by restricting dividends on the common stock, diluting the voting power of the common stock or subordinating the liquidation rights of the common stock. As a result of these or other factors, the issuance of preferred stock could have an adverse impact on the market price of the common stock.

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Stockholders’ Agreement

In connection with the Business Combination, on July 23, 2021, the Company, Mr. Yang Wu and Tuscan Holdings Acquisition LLC entered into an agreement (the “Stockholders Agreement”) which provides that Mr. Wu will have the right, but not the obligation, to nominate for election to the Board at every meeting of the stockholders of the Company at which directors are elected a number of individuals (rounded up to the nearest whole number) equal to (a) the total number of directors, multiplied by (b) the quotient obtained by dividing the shares of common stock beneficially owned by Mr. Wu by the total number of outstanding shares of common stock (each, a “Wu Director”) less the number of Wu Directors then serving on the Board and whose terms in office are not expiring at such meeting. The Stockholders Agreement provides that any increase or decrease in the number of directors will require the affirmative vote of the Wu Directors. Under the terms of the Stockholders Agreement, there are currently two Wu Directors.

Anti-Takeover Effects of the Charter and the Bylaws

Some provisions of the Charter and the Bylaws, which are summarized in the following paragraphs, are intended to enhance the likelihood of continuity and stability in the composition of the Board and to discourage certain types of transactions that may involve an actual or threatened acquisition of the Company. However, these provisions may have the effect of rendering more difficult, discouraging, delaying, or preventing an acquisition deemed undesirable by Mr. Wu or the Board and therefore depress the trading price of the common stock.

Authorized but Unissued Capital Stock. Our authorized but unissued common stock and preferred stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Classified Board. The Charter provides that the Board (other than those directors, if any, elected by the holders of any outstanding series of preferred stock) is divided into three classes of directors. The existence of a classified board of directors could discourage a third-party from making a tender offer or otherwise attempting to obtain control of the Company, as the classification of the Board makes it more time consuming for stockholders to replace a majority of the directors.

Number of Directors. The Charter provides that the number of directors on the Board will be fixed in the manner set forth in the Bylaws, except that any increase or decrease in the number of directors will require the affirmative vote of the directors appointed by Mr. Wu then in office.

Board of Director Vacancies. The Charter provides that, with respect to directors elected by the stockholders generally entitled to vote, (i) newly created directorships resulting from an increase in the authorized number of directors or any vacancies on the Board resulting from death, resignation, disqualification, removal or other cause will be filled solely and exclusively by a majority of the directors then in office, although less than a quorum, or by the sole remaining director, and (ii) that any director so elected will hold office until the expiration of the term of office of the director whom he or she has replaced and until his or her successor is elected and qualified, subject to such director’s earlier death, resignation, disqualification or removal, which prevents stockholders from being able to fill vacancies on the Board.

Directors Removed Only for Cause. The Charter provides that any director elected by the stockholders generally entitled to vote may only be removed for cause.

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Special Meeting of Stockholders. The Charter provides that special meetings of stockholders may only be called by: (1) the Board, (2) the chairman of the Board or (3) Mr. Wu, so long as Mr. Wu beneficially owns at least 10% of the total voting power of the outstanding capital stock of the Company, which may delay the ability of our stockholders to force consideration of a proposal or to take action, including the removal of directors.

Action by Written Consent. The Charter provides that stockholder action can be taken only at an annual or special meeting of stockholders and cannot be taken by consent in lieu of a meeting.

Supermajority Requirement for Amendments of the Charter. The DGCL generally provides that the affirmative vote of the holders of a majority of the total voting power of the shares entitled to vote is required to amend a corporation’s certificate of incorporation, unless the corporation’s certificate of incorporation requires a greater percentage. The Charter provides that, so long as Mr. Wu owns at least 10% of the total voting power of the outstanding capital stock of the Company, the Charter may only be amended by the affirmative vote of at least 75% of the total voting power of the outstanding capital stock of the Company. If Mr. Wu ceases to own at least 10% of the total voting power of the outstanding capital stock of the Company, the Charter may be amended by the affirmative vote of a majority of the total voting power of the outstanding capital stock of the Company. Such requirement for a supermajority to approve amendments to the Charter could enable a minority of the stockholders of the Company to exercise veto power over such amendments.

Notice Requirements for Stockholder Proposals and Director Nominations. The Charter and Bylaws provide advance notice procedures for stockholders seeking to bring business before the special meeting of stockholders or to nominate candidates for election as directors at the special meeting of stockholders. The Bylaws will also specify certain requirements regarding the form and content of a stockholder’s notice. These provisions might make it more difficult to bring matters before the special meeting.

Exclusive Forum Selection. The Charter provides that, unless we consent to the selection of an alternative forum, any (1) derivative action or proceeding brought on behalf of the Company, (2) action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, other employee or stockholder of the Company to the Company or the Company’s stockholders, (3) action asserting a claim against the Company or any director or officer of the Company (a) action arising pursuant to any provision of the DGCL or the Charter or the Bylaws or (b) as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware or (iv) action asserting a claim against the Company or any director or officer of the Company governed by the internal affairs doctrine of the law of the State of Delaware will, to the fullest extent permitted by law, be solely and exclusively brought in the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction thereof, any other court located in the State of Delaware with subject matter jurisdiction. This forum selection provision does not apply to any action asserting claims arising under the Exchange Act or the Securities Act. The forum provision further provides that the federal district courts of the United States of America will, to the fullest extent permitted by applicable law, be the sole and exclusive forum for the resolution of any action asserting claims arising under the Securities Act. To the fullest extent permitted by law, any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Company will be deemed to have notice of and consented to the forum provisions in the Charter. Although the Company believes this provision benefits it by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against Company’s directors and officers.

Limitations on Liability and Indemnification of Officers and Directors

The DGCL authorizes corporations to limit or eliminate the personal liability of the directors of corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties, subject to certain exceptions. The Charter includes a provision that eliminates the personal liability of directors for monetary damages for any breach of fiduciary duties as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL. The effect of this provision is to eliminate the rights of the Company and its stockholders, through stockholders’ derivative suits on the Company’s behalf, to recover monetary damages from a director for a breach of fiduciary duties as a director, including breaches resulting from grossly negligent behavior. However, exculpation does not apply to any director if the director has acted in bad faith or knowingly or intentionally violated the law.

The Charter and the Bylaws provide that the Company must indemnify and advance expenses to directors and officers to the fullest extent authorized by the DGCL. The Company is also expressly authorized to carry directors’ and officers’ liability insurance providing indemnification for directors, officers and certain employees for some liabilities. The Company believes that these indemnification and advancement provisions and insurance are useful to attract and retain qualified directors and executive officers.

The limitation of liability, indemnification and advancement provisions in the Charter and the Bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit the Company and its stockholders.

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In addition, your investment may be adversely affected to the extent the Company pays the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. The Company believes that these provisions, liability insurance and the indemnity agreements are necessary to attract and retain talented and experienced directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the Company’s directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, the Company has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Transfer Agent

The transfer agent for our securities is Continental Stock Transfer & Trust Company, 1 State Street, New York, New York 10004.

Listing

Our common stock is traded on Nasdaq under the symbol “MVST”.

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DESCRIPTION OF WARRANTS

The following is a general description of the terms of the warrants we may issue from time to time. This description is subject to the detailed provisions of a warrant agreement to be entered into between us and a warrant agent we select at the time of issue and the description in the prospectus supplement relating to the applicable series of warrants.

We may issue warrants to purchase common stock, preferred stock, units or any combination thereof. Such warrants may be issued independently or together with any such securities and may be attached or separate from such securities. We may issue each series of warrants under a separate warrant agreement to be entered into between a warrant agent and us. The warrant agent will act solely as our agent and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

A prospectus supplement will describe the particular terms of any series of warrants we may issue, including the following:

•	the title of such warrants;
•	the aggregate number of such warrants;
•	the price or prices at which such warrants will be issued;
•	the currency or currencies, including composite currencies, in which the price of such warrants may be payable;
•	the designation and terms of the securities purchasable upon exercise of such warrants and the number of such securities issuable upon exercise of such warrants;
•	the price at which and the currency or currencies, including composite currencies, in which the securities purchasable upon exercise of such warrants may be purchased;
•	the date on which the right to exercise such warrants shall commence and the date on which such right will expire;
•	whether such warrants will be issued in registered form or bearer form;
•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;
•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;
•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;
•	information with respect to book-entry procedures, if any;
•	if applicable, a discussion of certain U.S. federal income tax considerations; and
•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

We and the warrant agent may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants.

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DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. The applicable prospectus supplement may describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;
•	the terms of the unit agreement governing the units;
•	United States federal income tax considerations relevant to the units; and
•	whether the units will be issued in fully registered global form.

This summary of certain general terms of units and any summary description of units in the applicable prospectus supplement do not purport to be complete and are qualified in their entirety by reference to all provisions of the applicable unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units. The forms of the unit agreements and other documents relating to a particular issue of units will be filed with the SEC each time we issue units, and you should read those documents for provisions that may be important to you.

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SELLING STOCKHOLDER

The selling stockholder named below may offer and sell from time to time in the future up to an aggregate of 5,500,000 shares of our common stock, par value $0.0001 per share, underlying the presently exercisable warrants (the “Common Stock Purchase Warrants”) issued to the selling stockholder in connection with the Loan and Security Agreement (as restated, supplemented or otherwise modified from time to time, the “Loan Agreement”) dated May 28, 2024. The term “selling stockholder” includes the stockholder listed in the table below and its transferees, pledgees, donees, assignees or other successors.

Information concerning the selling stockholder may change from time to time and any changed information will be set forth in supplements to this prospectus, if and when necessary. The selling stockholder may offer all, some or none of its shares of common stock. We cannot advise you as to whether the selling stockholder will exercise the Common Stock Purchase Warrant or sell any or all of such shares of common stock. In addition, the selling stockholder listed in the table below may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, shares of our common stock in transactions exempt from the registration requirements of the Securities Act after the date on which it provided the information set forth in the table below.

	Shares of Common Stock Beneficially Owned Prior to this Offering (1) (2) (3)	Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus	Shares of Common Stock Beneficially Owned After this Offering (3)
Name of Selling Stockholder			Number (3)	Percent (4)
Yang Wu	141,068,036(5)	5,500,000	135,036,953	41.5%

(1)	Except as noted below, beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities.

(2)	The information set forth in the table above is based upon information obtained from the selling stockholder.

(3)	Includes shares of common stock which are not being offered pursuant to this prospectus.

(4)	The percentage calculation is based on 325,588,726 shares of common stock currently issued and outstanding as of April 22, 2025 and is rounded to the nearest tenth of a percent. Warrants, options or other derivative securities that are presently exercisable or exercisable within 60 days are deemed to be beneficially owned by the person holding such securities for the purpose of calculating the percentage ownership of that person but are not treated as outstanding for the purpose of calculating the percentage ownership of any other person.

(5)	Includes: (i) 50,000,000 shares that may be received upon the conversion of certain convertible loans in the aggregate amount of $25,000,000 for which the principal balance may be converted, in whole or in part, in increments of $100,000 into shares of common stock at an initial conversion rate of two shares of common stock per $1.00 of principal to be converted; (ii) presently exercisable warrants to purchase 5,500,000 shares of common stock, and (iii) 2,000,000 shares held by Mr. Wu’s children, for which Mr. Wu has sole voting and shared dispositive power.

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PLAN OF DISTRIBUTION

We will describe the terms of the offering of the securities in a prospectus supplement, information incorporated by reference or related free writing prospectus, including:

•	the name or names of any underwriters, if any;
•	the purchase price of the securities and the proceeds we will receive from the sale;
•	any underwriting discounts and other items constituting underwriters’ compensation;
•	any initial public offering price;
•	any discounts or concessions allowed or reallowed or paid to dealers; and
•	any securities exchange or market on which the securities may be listed.

Only underwriters we name in the prospectus supplement, information incorporated by reference or related free writing prospectus are underwriters of the securities offered thereby.

The distribution of securities may be effected, from time to time, in one or more transactions, including:

•	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;
•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;
•	block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	an over-the-counter distribution in accordance with the rules of the Nasdaq;
•	through trading plans entered into by a selling stockholder pursuant to Rule 10b5-1 under the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;
•	to or through underwriters or broker-dealers;
•	settlement of short sales entered into after the date of this prospectus;
•	agreements with broker-dealers to sell a specified number of securities at a stipulated price per share and/or warrant;
•	in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an ex-change or other similar offerings through sales agents;
•	in privately negotiated transactions, whether through an options exchange or otherwise;
•	in options transactions;
•	in sales of other ways not involving market makers or established trading markets, including direct sales to purchasers;
•	through a combination of any of the above methods of sale; or
•	any other method permitted pursuant to applicable law.

The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

We may also make direct sales through subscription rights distributed to our existing stockholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to our stockholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

Some or all of the securities that we offer though this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell our securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

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Agents may, from time to time, solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement, document incorporated by reference or related free writing prospectus, as applicable, any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities.

If underwriters are used in an offering, securities will be acquired by the underwriters for their own account and may be resold, from time to time, in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached. The applicable prospectus supplement will set forth the managing underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. The prospectus, and the applicable prospectus supplement and any applicable free writing prospectus will be used by the underwriters to resell the securities.

If a dealer is used in the sale of the securities, we or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement, document incorporated by reference or related free writing prospectus, as applicable, the name of the dealer and the terms of the transactions.

We may directly solicit offers to purchase the securities and may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the prospectus supplement, document incorporated by reference or related free writing prospectus, as applicable, will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Agents, underwriters and dealers may be entitled under agreements which may be entered into with us to indemnification against specified liabilities, including liabilities incurred under the Securities Act, or to contribution to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement, document incorporated by reference or related free writing prospectus, as applicable, will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us, our subsidiaries or affiliates in the ordinary course of business.

Under the securities laws of some states, the securities offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.

Any person participating in the distribution of common stock registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our common stock by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our common stock to engage in market-making activities with respect to our common stock. These restrictions may affect the marketability of our common stock and the ability of any person or entity to engage in market-making activities with respect to our common stock.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain or otherwise affect the price of the offered securities. If any such activities will occur, they will be described in the applicable prospectus supplement.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

All securities we offer other than common stock and public warrants which are listed on Nasdaq will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

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LEGAL MATTERS

The validity of the shares of common stock offered hereby will be passed upon for us by Allen Overy Shearman Sterling US LLP, Houston, Texas.

EXPERTS

The financial statements of Microvast Holdings, Inc. as of December 31, 2024 and 2023, and for each of the three years in the period ended December 31, 2024, incorporated by reference in this prospectus, and the effectiveness of Microvast Holdings, Inc.’s internal control over financial reporting as of December 31, 2024 have been audited by Deloitte Touche Tohmatsu Certified Public Accountants LLP, an independent registered public accounting firm, as stated in their reports which express an unqualified opinion on the financial statements and an adverse opinion on the effectiveness of Microvast Holdings, Inc.'s internal control over financial reporting. Such financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

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WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith.

We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC as required by the Exchange Act. You can read our SEC filings, including this prospectus, over the Internet at the SEC’s website at http://www.sec.gov.

Our website address is https://microvast.com. Through our website, we make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC, including our Annual Reports on Form 10-K; our proxy statements for our annual and special stockholder meetings; our Quarterly Reports on Form 10-Q; our Current Reports on Form 8-K; Forms 3, 4, and 5 and Schedules 13D with respect to our securities filed on behalf of our directors and our executive officers; and amendments to those documents. The information contained on, or that may be accessed through, our website is not a part of, and is not incorporated into, this prospectus.

This prospectus and any applicable prospectus supplement are part of a registration statement that we filed with the SEC, but do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Statements in the prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

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INFORMATION INCORPORATED BY REFERENCE

The SEC rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

•	our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 31, 2025;

•	our Current Report on Form 8-K filed with the SEC on April 9, 2025; and

•	the description of our common stock contained in Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 2023, as subsequently amended or updated for the purpose of updating the description of our common stock.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act in this prospectus, prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

We hereby undertake to provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of any such person, a copy of any and all of the information that has been incorporated by reference in this prospectus, other than exhibits to such documents, unless such exhibits have been specifically incorporated by reference thereto. Requests for such copies should be directed to our Investor Relations department, at the following address: Microvast Holdings, Inc., 12603 Southwest Freeway, Suite 300, Stafford, Texas 77477.

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Up to $125,000,000

Common Stock

PROSPECTUS SUPPLEMENT

Cantor
Needham & Company

October 3, 2025